As filed with the Securities and Exchange Commission on March 30, 2004.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Genitope Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0436313
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN
2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Dan W. Denney, Jr., Ph.D.
Chairman and Chief Executive Officer
Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94063
(650) 482-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones, Esq.
Suzanne Sawochka Hooper, Esq.
COOLEY GODWARD LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Registration Fee
Stock Options and Common Stock (par value $.001 per share)	1,131,975 shares	$11.75	$13,300,706.25	$1,685.20

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 2003 Equity Incentive Plan, the 2003 Non-Employee Directors’ Stock Option Plan and the 2003 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Company’s common stock on March 24, 2004 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:

		Offering Price per	Aggregate Offering
Securities	Number of Shares	Share	Price
Common stock reserved for future grant under the 2003 Equity Incentive Plan	840,975	$11.75	$9,881,465.25

Common stock reserved for future grant under the 2003 Non-Employee Directors’ Stock Option Plan	125,000	$11.75	$1,468,750.00

Common stock available for issuance under the 2003 Employee Stock Purchase Plan	166,000	$11.75	$1,950,500.00

Total	1,131,975		$13,300,706.25

Registration Fee			$1,685.20

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXHIBIT INDEX
SIGNATURES
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 840,975 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Equity Incentive Plan; (ii) 125,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Non-Employee Directors’ Stock Option Plan and (iii) 166,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the Registration Statement on Form S-8, relating to the 2003 Equity Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan and 2003 Employee Stock Purchase Plan (File No. 333-110517) previously filed with the Securities and Exchange Commission on November 14, 2003, is incorporated herein by reference.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Cooley Godward LLP
10.4*	2003 Equity Incentive Plan, and related documents
10.5**	2003 Non-Employee Directors’ Stock Option Plan, and related documents
10.6**	2003 Employee Stock Purchase Plan, and related documents
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.
**	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-110517) and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 29, 2004.

GENITOPE CORPORATION
By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Denney Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Chairman, Chief Executive Officer
and Acting Chief Financial Officer
/s/ Dan W. Denney, Jr.	(Principal Executive and Accounting Officer)	March 29, 2004
Dan W. Denney, Jr.

/s/ Gregory Ennis	Director	March 29, 2004
Gregory Ennis

/s/ Stanford C. Finney	Director	March 29, 2004
Stanford C. Finney

/s/ Gordon D. Denney	Director	March 29, 2004
Gordon D. Denney

/s/ William A. Hasler	Director	March 29, 2004
William A. Hasler

/s/ Nicholas J. Simon III	Director	March 29, 2004
Nicholas J. Simon III

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Cooley Godward LLP
10.4*	2003 Equity Incentive Plan, and related documents
10.5**	2003 Non-Employee Directors’ Stock Option Plan, and related documents
10.6**	2003 Employee Stock Purchase Plan, and related documents
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.
**	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-110517) and incorporated herein by reference.